UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

At its April 5, 2006 meeting, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of H.B. Fuller Company (the “Company”) approved the following discretionary payments to the following executive officers of the Company under the H.B. Fuller Company Performance Unit Plan for the fiscal year 2003-2005 performance period: Albert P.L. Stroucken — $700,000; John A. Feenan — $175,000; Stephen J. Large — $112,500; James C. McCreary, Jr. — $75,000; Edwin J. Snyder — $50,000; Michele Volpi — $50,000; Cheryl A. Reinitz — $25,000.

On April 6, 2006, at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company, Company shareholders adopted the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan (the “Amended and Restated Plan”). Similar to the Company’s original Year 2000 Stock Incentive Plan, the Amended and Restated Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards to employees, officers, consultants, and independent contractors (other than non-employee directors) of the Company. Effective January 27, 2006, the Amended and Restated Plan increased the number of shares of the Company’s common stock available for awards from 3,000,000 shares to 5,200,000 shares. It also expanded the types of awards subject to the limitation on the number of shares available for awards of restricted stock, restricted stock units, performance awards and other stock-based awards. Unless terminated earlier, the Amended and Restated Plan will terminate on January 26, 2016.

This summary of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein. A more detailed summary of the Amended and Restated Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 7, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 11, 2006

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan